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                                                                        05/19/98



                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): May 18, 1998

                               ATL Products, Inc.

               (Exact Name of Registrant as Specified in Charter)


           Delaware                        000-22037                    95-3824281
---------------------------------  -------------------------  ----------------------------------
(State or Other Jurisdiction of     (Commission File Number)  (IRS Employer Identification No.)
        Incorporation)


                  2801 Kelvin Avenue, Irvine, California 92614
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code (714) 479-7750

                                 Not Applicable
          (Former Name or Former Address, if Changed since Last Report)


Item 5.  Other Events

           On May 18, 1998, ATL Products, Inc. ("ATL") entered into an Agreement and Plan of Reorganization (the "Merger Agreement") with Quantum Corporation ("Quantum") providing for, among other things, the merger (the "Merger") of a wholly-owned subsidiary of Quantum with and into ATL, with ATL becoming a wholly-owned subsidiary of Quantum. In the Merger, holders of each share of the Class A Common Stock, par value $.0001 per share, and the Class B Common Stock, par value $.0001 per share, of ATL (collectively "ATL Common Stock") will receive shares of the common stock, par value $.01 per share, of Quantum ("Quantum Common Stock") with a value of $29.00 (measured and subject to adjustment as described below).


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           The number of Quantum shares to be issued per share of ATL Common
Stock will equal that number of shares of Quantum Common Stock equal to the quotient determined by dividing (i) $29.00 by (ii) the Quantum Deemed Value (as defined below) (the "Exchange Ratio"). "Quantum Deemed Value" shall mean the average closing price of Quantum Common Stock as reported on the Nasdaq National Market System ("Nasdaq") for the period consisting of the 45 trading days ending on and including the fourth trading day prior to the date of ATL's stockholders' meeting at which the Merger is approved (such 45-day period to be referred to hereinafter as the "Pricing Period"); provided, however, that the Quantum Deemed Value shall be subject to adjustment as described below. Subject to the provisions below, the Quantum Deemed Value shall be reduced by an amount equal to 50% of the excess, if any, of the Interim Price over the Adjusted Base Price where, for purposes of such calculation, (i) the Interim Price shall be equal to the average closing price of Quantum Common Stock as reported on Nasdaq for the five (5) trading days beginning upon the commencement of the Pricing Period (the "Interim Period") and (ii) the Adjusted Base Price shall be equal to the average closing price of Quantum Common Stock as reported on Nasdaq for the five (5) trading days ending on and including May 18, 1998 (such average closing price to be referred to hereinafter as the "Unadjusted Base Price", and such five-day period referred to hereinafter as the "Base Period") increased by the greater of
(v) the percentage by which the average HDD Index (as defined below) for the Interim Period exceeds the average of the HDD Index for the Base Period or (w) the percentage by which the average of the Nasdaq Composite Index for the Interim Period exceeds the average of the Nasdaq Composite Index for the Base Period; provided, however, that notwithstanding the foregoing, no adjustment shall be made to the Quantum Deemed Value (x) if the Adjusted Base Price is greater than or equal to the Interim Price, (y) if the Unadjusted Base Price is greater than or equal to the Quantum Deemed Value (as calculated prior to any adjustment pursuant to this sentence) or (z) to the extent that any adjustment to the Quantum Deemed Value pursuant to this sentence would cause such Quantum Deemed Value to be lower than the Unadjusted Base Price. The "HDD Index" for any period shall equal the sum of the daily closing sale prices per share of Seagate Technology Inc. and Western Digital Corp.

           Consummation of the Merger is subject to certain conditions, including the approval of the Merger by the stockholders of ATL and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.


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           The foregoing description is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

           A press release, dated May 19, 1998, announcing the Merger Agreement was issued by Quantum and ATL and attached hereto as exhibit 99.2 and incorporated herein by reference.

           Additionally, the Board of Directors of ATL approved an amendment (the "Amendment"), dated as of May 18, 1998, to the Rights Agreement, dated as of March 11, 1998, by and between the Company and BankBoston, N.A., as Rights Agent (the "Rights Agreement"). All capitalized terms used in the following description and not defined herein have the meanings ascribed to them in the Rights Agreement.

           The Amendment provides that neither Quantum nor any of its affiliates shall be deemed an Acquiring Person by virtue of the Merger Agreement, or by virtue of any of the transactions contemplated by the Merger Agreement. The Amendment also provides that neither a Distribution Date nor a Triggering Event shall be deemed to have occurred by virtue of the Merger Agreement or by virtue of any of the transactions contemplated by the Merger Agreement and that the Rights Agreement shall expire at or prior to the earliest of (i) the tenth anniversary of the Rights Agreement, (ii) the time at which the Rights are redeemed as provided in the Rights Agreement, (iii) the time at which such Rights are exchanged as provided in the Rights Agreement, and (iv) immediately prior to the effective time of the merger of the Merger.

           The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as
Exhibit 99.3 hereto and is incorporated herein by reference.


Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(a)        Not Applicable.

(b)        Not Applicable.

(c)        Exhibits

              99.1 Agreement and Plan of Reorganization dated as of May 18, 1998, among Quantum Corporation, ATL Products, Inc. and Quick Acquisition Corporation



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              99.2    Press Release, dated May 19, 1998, of Quantum and ATL

              99.3 Amendment, dated as of May 18, 1998, between ATL Products, Inc. and BankBoston, N.A., as Rights Agent.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


ATL PRODUCTS, INC.

By:  /s/  KEVIN C. DALY
    ----------------------------------
    Kevin C. Daly, Ph.D.
    Chief Executive Officer, President
    and Chairman of the Board


May 20, 1998

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                                Index to Exhibits


Exhibit
Number                          Exhibit

99.1 Agreement and Plan of Reorganization dated as of May 18, 1998, among Quantum Corporation, ATL Products, Inc. and Quick Acquisition Corporation

99.2    Press Release of Quantum and ATL, dated May 19, 1998.

99.3 Amendment, dated as of May 18, 1998, between ATL Products, Inc. and BankBoston, N.A., as Rights Agent.


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